Filed Pursuant to Rule 424(b)(5)
Registration No. 333-201581

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	4,194,081(2)	$20.03	$84,007,443(2)	$9,762
Warrants (expiring February 3, 2022)	749,250	$20.03(3)	— (3)	— (3)
Total	—	—	$84,007,443	$9,762

(1)	Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended. In accordance with Rule 457(p) of the Securities Act, the filing fee due in connection with this offering is being offset against (i) a portion of the fees of $7,130 paid in connection with securities registered pursuant to Registration Statement No. 333-169856, which was filed by the registrant on October 8, 2010, and not sold thereunder, and (ii) fees of $7,164 paid in connection with Registration Statement No. 333-169856, which was filed by the registrant on October 17, 2013 and withdrawn on January 16, 2015.

(2)	Includes 449,325 shares of common stock that may be purchased by the underwriters upon exercise of their option to purchase additional shares of common stock. Also includes 749,250 shares of common stock that are issuable upon exercise of the warrants referenced in the line below.

(3)	Represents the sum of the per-warrant sales price of $20.02 and the exercise price of $0.01 per share issuable pursuant to the warrants. Pursuant to SEC staff interpretation, the entire fee is allocated to the common stock underlying the warrants.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JANUARY 16, 2015)

2,995,506 Shares of Common Stock

Pre-Funded Warrants to Purchase 749,250 Shares of Common Stock

We are offering 2,995,506 shares of our common stock.

We also are offering warrants to purchase up to 749,250 shares of our common stock to certain investors whose purchase of shares of common stock in this offering may result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock following the consummation of this offering. We refer to these warrants as pre-funded warrants. Each pre-funded warrant will have an exercise price of $0.01. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of these pre-funded warrants.

Our common stock is listed for trading on The NASDAQ Global Market under the symbol “OMER.” On January 28, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $20.03 per share. We do not intend to list the pre-funded warrants on the NASDAQ Global Market or any other national securities exchange or automated quotation system.

Investing in our common stock involves significant risks. Before buying shares of our common stock, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$20.03	$20.02	$74,999,970
Underwriting discount(1)	$1.102	$1.1011	$4,126,047
Proceeds before expenses, to us	$18.928	$18.9189	$70,873,923

(1)	See “Underwriting” for additional disclosure regarding underwriting discount and expense reimbursement.

The underwriters may also purchase up to an additional 449,325 shares of our common stock from us at the public offering price, less the underwriting discount, within 30 days of the date of this prospectus supplement. If the underwriters exercise this option in full, the total discounts will be $4,621,203, and the total net proceeds to us, before expenses, will be $79,378,747.

The underwriters expect to deliver the shares of common stock and pre-funded warrants against payment on or about February 3, 2015.

Sole Book-Running Manager

Cowen and Company

Co-Lead Manager

Wedbush PacGrow Life Sciences

Co-Managers

Needham & Company	Maxim Group LLC	WBB Securities LLC	MLV & Co.

The date of this prospectus supplement is January 28, 2015.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and pre-funded warrants and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. For a complete understanding of our securities, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement is part of a registration statement on Form S-3 (File No. 333-201581) that we filed with the U.S. Securities and Exchange Commission, or SEC, on January 16, 2015 using an automatic shelf registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms “Omeros,” “we,” “us,” “our” and the “Company” refer to Omeros Corporation, a Washington corporation, and its subsidiaries on a consolidated basis.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, which are subject to the safe harbor created by those sections for such statements. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are forward-looking statements. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. Examples of these statements include, but are not limited to, statements regarding:

■	our anticipation that we will begin U.S. commercial sales of OMS302, or Omidria™, in early 2015;

■	our ability to receive regulatory approval for our Marketing Authorisation Application, or MAA, for Omidria, in the European Union, or EU;

■	our expectation of receiving an opinion on the MAA from the Committee for Medicinal Products for Human Use of the European Medicines Agency in 2015;

■	our ability to partner in Europe and our anticipation that we will initiate marketing and sales of Omidria in the EU in 2015, assuming approval of our MAA for Omidria;

■	our plans for sales, marketing and distribution of Omidria in the U.S. and for partnering, sales, marketing and distribution in the EU and other international territories;

■	our expectation that transitional pass-through reimbursement status for Omidria granted by the Centers for Medicare and Medicaid Services, or CMS, will remain in effect for a period of two to three years from the January 1, 2015 effective date, after which time CMS will make a new reimbursement determination;

■	our ability to successfully complete our Phase 2 clinical trials for OMS824 and OMS721;

■	our expectation that we will submit the results of further evaluation of nonclinical data in our OMS824 program to the U.S. Food and Drug Administration soon;

■	our ability to recommence active enrollment in our Phase 2 clinical trial of OMS824 in Huntington’s disease or initiate further clinical studies in either our OMS824 Huntington’s or schizophrenia programs;

■	our ability to initiate post-marketing studies for Omidria and whether our OMS103 Phase 3 clinical program in arthroscopic partial meniscectomy surgery may be redesigned to include reduction of early postoperative pain as the primary endpoint;

■	whether there may be an opportunity to have OMS103 produced and commercialized by a registered outsourcing facility;

■	our expectation regarding the clinical, therapeutic and competitive benefits of Omidria and our product candidates;

■	our anticipated future sales from Omidria and our estimate regarding how long our existing cash, cash equivalents and short-term investments will be sufficient to fund our anticipated operating expenses, capital expenditures and interest and principal payments on our outstanding notes;

iii

■	our ability to raise additional capital through the capital markets or through one or more corporate partnerships, equity offerings, debt financings, collaborations, licensing arrangements or asset sales;

■	our anticipation that we will rely on contract manufacturers to develop and manufacture our product candidates and to manufacture Omidria for commercial sale;

■	our ability to enter into acceptable arrangements with potential corporate partners;

■	whether pediatric studies may afford Omidria an additional six months of exclusivity;

■	our expectations about the commercial competition that Omidria and our product candidates may face;

■	our expected financial position, performance, growth, expenses, magnitude of net losses and the availability of resources;

■	the extent of protection that our patents provide and that our pending patent applications will provide, if patents issue from such applications, for our technologies, programs, product and product candidates; and

■	our estimates regarding our future net losses, revenues, research and development expenses and selling, general and administrative expenses.

Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks, uncertainties and other factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Given these risks, uncertainties and other factors, actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company, business or operations. Accordingly, you should not place undue reliance on these forward-looking statements, which represent our estimates and assumptions only as of the date they are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement and the accompanying prospectus, whether as a result of any new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Company Overview

We are a biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, coagulopathies and disorders of the central nervous system. Our PharmacoSurgery® platform, designed to improve clinical outcomes of patients undergoing ophthalmological, arthroscopic, urological and other procedures, is based on low-dose combinations of FDA-approved therapeutic agents delivered directly to the surgical site throughout the duration of the procedure to inhibit preemptively inflammation and other problems caused by surgical trauma and to provide clinical benefits both during and after surgery. We have six clinical-stage development programs in our pipeline, which also includes a diverse group of preclinical programs as well as two additional platforms: one capable of unlocking new G protein-coupled receptor, or GPCR, drug targets and the other used to generate antibodies. For our first commercial drug product Omidria (phenylephrine and ketorolac injection) 1%/0.3% and each of our product candidates and our programs, we have retained all manufacturing, marketing and distribution rights.

Commercial Product

Derived from our proprietary PharmacoSurgery platform, Omidria (phenylephrine and ketorolac injection) 1%/0.3%, our first drug product, was approved by the U.S. Food and Drug Administration, or FDA, on May 30, 2014 for use during cataract surgery or intraocular lens replacement, or IOL replacement surgery, to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative ocular pain. We expect to begin selling Omidria in the U.S. in early 2015. Our U.S. marketing and sales leadership, including our national and regional sales managers, have been hired and we have 40 contract field sales representatives, solely dedicated to Omeros, deployed and in the field. In October 2014 we were granted transitional pass-through reimbursement status from CMS for Omidria, effective January 1, 2015. Pass-through status allows for separate payment for new drugs and other medical technologies that meet specific clinical-value and cost requirements. We expect pass-through to remain in effect for a period of two to three years from the January 1, 2015 effective date, after which time CMS will make a new reimbursement determination. The wholesale acquisition cost of Omidria has been set at $465 per single-use vial, which based on our discussions with CMS we expect to be reflected in the initial pass-through reimbursement as of January 1, 2015.

In the EU, we submitted a MAA to the European Medicines Agency, or EMA, in September 2013 seeking the authorization to permit us to market and sell Omidria in the EU for use in patients undergoing IOL replacement surgery. In October 2013, the MAA for Omidria was validated by the EMA and we expect to receive an opinion on the MAA from the EMA’s Committee for Medicinal Products for Human Use, the scientific committee of the EMA, in 2015. In the EU and other international territories, we plan to enter into one or more partnerships for the marketing and distribution of Omidria. Assuming approval of our MAA for Omidria and success in partnering for Omidria in Europe, we anticipate the initiation of EU marketing and sales of Omidria in 2015.

Our Product Candidates and Development Programs

Our clinical product candidates and pipeline of development programs consist of the following:

Program	Targeted Procedure/Disease	Development Status	Next Expected Milestone	Worldwide Rights
Clinical Programs
OMS103—Arthroscopy	Arthroscopic Meniscectomy	Phase 3	Determine Commercialization Path	Omeros

MASP (OMS721)—Complement-Mediated Disorders	TMA (aHUS, TTP, transplant-related TMA)	Phase 2	Complete Phase 2 Trial	Omeros (In-licensed)

PDE10 (OMS824)—CNS Disorders	Schizophrenia	Phase 2(1)	Complete Phase 2 Trial	Omeros

PDE10 (OMS824)—CNS Disorders	Huntington’s Disease	Phase 2(1)	Complete Phase 2 Trial	Omeros

PPARg (OMS405)—Addiction	Opioid and Nicotine Addiction	Phase 2	Complete Phase 2a Trials	Omeros

OMS201—Urology	Ureteroscopy	Phase 1/2	Design Phase 2 Trial and Determine Commercialization Path	Omeros

Preclinical Programs
PDE7 (OMS527)	Addictions and Compulsive Disorders; Movement Disorders	Preclinical	Complete Human Dose- Enabling Toxicology Studies and GMP Manufacturing	Omeros (Compounds In-licensed)

Plasmin (OMS616)	Surgical and Traumatic Bleeding	Preclinical	Complete Human Dose- Enabling Toxicology Studies and GMP Manufacturing	Omeros (In-licensed)

GPCR Platform	Multiple Disorders Across Therapeutic Areas	Preclinical	Continue Drug Discovery and Selected Medicinal Chemistry for Class A Orphan and Class B GPCRs	Omeros

GPR 17—CNS Disorders	Demyelinating Disorders	Preclinical	Compound Optimization	Omeros

Antibody Platform	Multiple Disorders Across Therapeutic Areas	Preclinical	Continue Developing Antibodies Targeting Alternative Pathway of Complement System and Expanding Antibody Library	Omeros (In-licensed)

(1)	Our OMS824 programs are suspended pending further evaluation of nonclinical data from a study in rats in response to a request from the FDA. We expect to provide the results of this evaluation to the FDA soon, and, subject to reaching agreement with the FDA, to reinitiate active enrollment in our OMS824 clinical programs.

Company Information

We were incorporated in the State of Washington in 1994. Our principal executive offices are located at 201 Elliott Avenue West, Seattle, Washington 98119, and our telephone number is (206) 676-5000. Our website address is www.omeros.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us	2,995,506 shares at the public offering price of $20.03 per share.

Pre-funded warrants offered by us	Pre-funded warrants to purchase up to 749,250 shares of our common stock. We are offering pre-funded warrants to certain investors whose purchase of shares of common stock in this offering may result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock following the consummation of this offering. Each pre-funded warrant will have an exercise price of $0.01 per share, will be exercisable upon issuance and will expire seven years from the date of issuance. The public offering price for the pre-funded warrants is $20.02 per share, which equals the public offering price of the common stock, less the $0.01 per share exercise price of each pre-funded warrant. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of these pre-funded warrants.

Overallotment option	Up to 449,325 additional shares of our common stock to cover overallotments, if any. This option is exercisable by the underwriters, in whole or in part, for a period of 30 days from the date of the final prospectus supplement.

Common stock to be outstanding immediately after this offering	37,176,838 shares, or 37,626,163 shares if the overallotment is exercised in full.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including expenses related to the commercialization of Omidria, for research and development expenses, such as funding clinical trials, pre-clinical studies, manufacturing development and costs associated with otherwise advancing our drug candidates toward New Drug Application submission. The net offering proceeds may also be used for working capital, the repayment of debt obligations, acquisitions or investments in businesses, products or technologies that are complementary to our own, and other capital expenditures. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

NASDAQ Global Market listing	Our common stock is listed on The NASDAQ Global Market under the symbol “OMER.” We do not intend to list the pre-funded warrants on The NASDAQ Global Market or any other national securities exchange or automated quotation system.

Outstanding Shares

The number of shares of our common stock to be outstanding immediately after this offering is based on 34,181,332 shares outstanding as of December 31, 2014, and excludes as of that date:

■	8,364,469 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $7.52 per share;

■	551,435 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $25.06 per share; and

■	238,836 shares of common stock available for future grants under our 2008 Equity Incentive Plan (which number increased to 1,948,109 on January 1, 2015 pursuant to the terms of the 2008 Equity Incentive Plan).

Except as otherwise indicated, all information in the prospectus supplement, including the number of shares of common stock outstanding immediately after this offering, assumes no exercise by the underwriters of their overallotment option to purchase additional shares of common stock and no exercise of the pre-funded warrants issued pursuant to this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Common Stock and This Offering

Our stock price has been and may continue to be volatile, and the value of an investment in our common stock may decline.

During the year ended December 31, 2014, our stock traded as high as $25.10 per share and as low as $9.76 per share. The trading price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors could include:

■	failure of Omidria or any of our product candidates, if approved, to achieve commercial success;

■	EMA actions related to our MAA submission for Omidria;

■	FDA or foreign regulatory actions related to Omidria or any of our product candidates, including the suspension by the FDA of our OMS824 Phase 2 clinical trials;

■	results from our clinical development programs, including the data from our ongoing clinical development programs evaluating Omidria, OMS103, OMS201, OMS824, OMS721 and PPARg;

■	announcements regarding the progress of our preclinical programs, including without limitation our GPCR program;

■	quarterly variations in our results of operations or those of our competitors;

■	our ability to develop and market new and enhanced products and product candidates on a timely basis;

■	announcements by us or our competitors of acquisitions, regulatory approvals, clinical milestones, new products, significant contracts, commercial relationships or capital commitments;

■	third-party coverage and reimbursement policies, including future reimbursement determinations by CMS;

■	additions or departures of key personnel;

■	commencement of, or our involvement in, and resolution of litigation;

■	our ability to meet our repayment and other obligations under the Loan and Security Agreement with Oxford Finance LLC and MidCap Financial SBIC, LP, dated March 5, 2014, or the Oxford/MidCap Loan Agreement;

■	the inability of our contract manufacturers to provide us with adequate commercial supplies of Omidria and our product candidates;

■	changes in governmental regulations or in the status of our regulatory approvals;

■	changes in earnings estimates or recommendations by securities analysts;

■	any major change in our board or management;

■	general economic conditions and slow or negative growth of our markets; and

■	political instability, natural disasters, war and/or events of terrorism.

From time to time, we estimate the timing of the accomplishment of various commercial, scientific, clinical, regulatory and other product development goals or milestones. These milestones may include the commencement or completion of scientific studies and clinical trials and the submission of regulatory filings. Also, from time to time, we expect that we will publicly announce the anticipated timing of some of these milestones. All of these milestones are based on a variety of assumptions. The actual timing of these milestones can vary dramatically compared to our estimates, in some cases for reasons beyond our control. If we do not meet these milestones as publicly announced, our stock price may decline and the commercialization of Omidria and our product candidates may be delayed.

In addition, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of publicly traded companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our common stock. After giving effect to the sale of 2,995,506 shares of our common stock in this offering at the public offering price of $20.03 per share and the sale, but not the exercise of, pre-funded warrants to purchase up to 749,250 shares of common stock at an exercise price of $0.01 per share at the public offering price of $20.02 per pre-funded warrant, and based on our net tangible book value as of September 30, 2014, if you purchase shares of common stock or pre-funded warrants in this offering you will suffer substantial and immediate dilution of $18.84 per share in the net tangible book value of the common stock. The future exercise of outstanding options and warrants, including the exercise of the underwriters’ option to purchase additional shares and the exercise of any pre-funded warrants, will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of Omidria and our product candidates and cause the price of our common stock to decline.

We expect that we will continue to need additional capital in the future; however, such capital may not be available to us on reasonable terms, if at all, when or as we require additional funding. If we issue additional shares of our common stock or other securities that may be convertible into, or exercisable or exchangeable for, our common stock, our existing shareholders would experience further dilution.

Although we expect that we will need additional capital in the future, we cannot be certain that it will be available to us on acceptable terms when required, or at all. Disruptions in the global equity and credit markets may limit our ability to access capital. To the extent that we raise additional funds by issuing equity securities, our shareholders would experience dilution, which may be significant and could cause the market price of our common stock to decline significantly. Any debt financing, if available, may restrict our operations similar to the Oxford/MidCap Loan Agreement, or in other ways. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the commercialization of Omidria or the development or commercialization of one or more of our product candidates or one or more of our other research and development initiatives. We also could be required to seek collaborators for one or more of our current or future products or product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than otherwise might be available or to relinquish or license on unfavorable terms our rights to technologies or products or product candidates that we otherwise would seek to develop or commercialize ourselves. We also may have insufficient funds or otherwise be unable to advance our preclinical programs, such as potential new drug targets developed from our GPCR program, to a point where they can generate revenue through partnerships, collaborations or other arrangements. Any of these events could significantly harm our business and prospects and could cause our stock price to decline.

Future sales of shares by holders of outstanding warrants and options could cause our stock price to decline.

In addition to shares underlying the pre-funded warrants issued pursuant to this offering, approximately 10.9 million shares of common stock are either subject to outstanding options or warrants, or reserved for future issuance under our employee benefit plans. The shares underlying these securities will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements and as granted by us under our employee benefit plans. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

Anti-takeover provisions in our charter documents and under Washington law could make an acquisition of us, which may be beneficial to our shareholders, difficult and prevent attempts by our shareholders to replace or remove our current management.

Provisions in our articles of incorporation and bylaws and under Washington law may delay or prevent an acquisition of us or a change in our management. These provisions include a classified board of directors, a prohibition on shareholder actions by less than unanimous written consent, restrictions on the ability of shareholders to fill board vacancies and the ability of our board of directors to issue preferred stock without shareholder approval. In addition, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, restricts the ability of shareholders owning 10% or more of our outstanding voting stock from merging or combining with us. Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirors to negotiate with our board of directors, they would apply even if an offer may be considered beneficial by some shareholders. In addition, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We have never declared or paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

Our business requires significant funding, and we have not generated any material revenue. We currently plan to invest all available funds, including the proceeds from this offering, and future earnings, if any, in the development and growth of our business. Additionally, under the Oxford/MidCap Loan Agreement, we have agreed not to pay any dividends so long as we have any outstanding obligations under the agreement. Therefore, we currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future, and you should not rely on an investment in our common stock for dividend income.

There is no public market for the pre-funded warrants to purchase shares of our common stock being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or automated quotation system, including the NASDAQ Global Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 2,995,506 shares of common stock and pre-funded warrants to purchase 749,250 shares of common stock that we are offering will be approximately $70.6 million, or approximately $79.1 million if the underwriters exercise in full their option to purchase 449,325 additional shares of common stock to cover overallotments, after deducting the underwriting discount and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued pursuant to this offering.

We intend to use the net proceeds from this offering for general corporate purposes, including expenses related to the commercialization of Omidria, research and development expenses, such as funding clinical trials, pre-clinical studies, manufacturing development and costs associated with otherwise advancing our drug candidates toward New Drug Application submission. We may also use the net proceeds for working capital, the repayment of debt obligations, acquisitions or investments in businesses, products or technologies that are complementary to our own, and other capital expenditures. Our management will have broad discretion in the application of the net proceeds of this offering. Pending application of the net proceeds of this offering as described above, we intend to invest the net proceeds in short-term, investment-grade, interest- bearing instruments.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book deficit as of September 30, 2014 was approximately $(26.6) million, or $(0.78) per share. Net tangible book deficit per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2014. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the net tangible book value per share of our common stock immediately after this public offering.

After giving effect to the sale of 2,995,506 shares of our common stock at the public offering price of $20.03 per share and the sale, but not the exercise, of the pre-funded warrants to purchase 749,250 shares of our common stock at the public offering price of $20.02 per pre-funded warrant (which equals the public offering price of the common stock less the $0.01 per share exercise price of each pre-funded warrant), and after deducting the underwriting discount and estimated offering expenses payable by us and excluding the proceeds to us, if any, from the exercise of the pre-funded warrants issued pursuant to this offering, our as adjusted net tangible book value as of September 30, 2014 would have been approximately $44.0 million, or $1.19 per share. This represents an immediate increase in net tangible book value of $1.97 per share to existing shareholders and immediate dilution in net tangible book value of $18.84 per share to investors purchasing our common stock in this offering at the public offering price.

The amounts in the table below assume no exercise by the underwriters of their option to purchase additional shares of common stock and no exercise of the pre-funded warrants issued pursuant to this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$20.03
Net tangible book deficit per share as of September 30, 2014	$(0.78)
Increase in net tangible book value per share attributable to new investors purchasing our common stock and pre-funded warrants in this offering	1.97

As adjusted net tangible book value per share on September 30, 2014, after this offering	1.19
Dilution per share to new investors purchasing our common stock or pre-funded warrants in this offering		$18.84

If the underwriters exercise in full their option to purchase up to 449,325 additional shares of common stock at the public offering price of $20.03 per share and the pre-funded warrants issued pursuant to this offering are exercised in full, the as adjusted net tangible book value as of September 30, 2014 after this offering would have been approximately $1.37 per share, representing an increase in net tangible book value of $2.15 per share to existing shareholders and immediate dilution in net tangible book value of $18.66 per share to investors purchasing common stock in this offering at the public offering price.

The discussion and table above are based on 34,022,145 shares outstanding as of September 30, 2014, and exclude as of that date:

■	6,779,998 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $6.42 per share;

■	604,327 shares of common stock issuable upon the exercise of outstanding warrants with a weighted- average exercise price of $23.94 per share; and

■	1,961,278 shares of common stock available for future grants under our 2008 Equity Incentive Plan.

To the extent that outstanding options or warrants outstanding as of September 30, 2014 have been or may be exercised or other shares issued, or to the extent that options granted since September 30, 2014 (of which there were 1,905,925 with a weighted-average exercise price of $12.12) are exercised, investors purchasing our common stock in this offering may experience further dilution. In addition, investors purchasing our common stock in this offering may suffer further dilution as a result of issuance of equity grants to employees and directors under the 2008 Equity Incentive Plan which, as of January 1, 2015, had 1,948,109 shares of common stock available for future grant. We also may choose to raise additional capital due to favorable market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on The NASDAQ Global Market under the symbol “OMER.” The following table sets forth the range of high and low sales prices of our common stock as quoted on The NASDAQ Global Market for the periods indicated.

Year Ending December 31, 2015	High	Low
1st Quarter (through January 28, 2015)	$25.84	$19.65

Year Ended December 31, 2014	High	Low
4th Quarter	$25.10	$11.18
3rd Quarter	$18.80	$12.12
2nd Quarter	$18.01	$9.76
1st Quarter	$14.69	$10.11

Year Ended December 31, 2013	High	Low
4th Quarter	$13.76	$6.92
3rd Quarter	$10.70	$4.75
2nd Quarter	$5.70	$3.65
1st Quarter	$6.52	$3.90

On January 28, 2015, the closing sale price of our common stock, as reported by NASDAQ was $20.03 per share. On December 31, 2014, there were 139 holders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and under the Oxford/MidCap Loan Agreement, we have agreed not to pay any dividends so long as we have any outstanding obligations under the agreement. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form.    The pre-funded warrants will be issued as an individual warrant agreement to the investors.

Exercisability.    The pre-funded warrants are exercisable at any time after their original issuance and at any time up to the date that is seven years after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a net share exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fair market value of the fractional share, calculated based on the trading price of our common stock.

Exercise Price.    The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.01 per share of common stock. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercise Limitations.    A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.

Exchange Listing.    We do not plan on applying to list the pre-funded warrants on the NASDAQ Global Market or any other national securities exchange or automated quotation system.

Transferability.    Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions.    In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

No Rights as a Stockholder.    Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of our common stock and pre-funded warrants by a non-U.S. holder. As used in this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock or pre-funded warrants that is not, for U.S. federal income tax purposes:

■	an individual who is a citizen or resident of the United States;

■	a corporation or partnership (including any entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or of any political subdivision of the United States (unless, in the case of a partnership, U.S. Treasury Regulations are adopted which provide otherwise);

■	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

■	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

This discussion does not consider:

■	U.S. state or local or non-U.S. tax consequences;

■	in the case of a non-U.S. holder that is an entity treated as a partnership for U.S. federal income tax purposes, the fact that the U.S. tax consequences of holding and disposing of our common stock may be affected by certain determinations made at the partner level;

■	the tax consequences for the shareholders, partners or beneficiaries of a non-U.S. holder;

■	the tax consequences for shareholders holding 5% or more of our common stock;

■	special tax rules that may apply to particular non-U.S. holders, such as financial institutions, insurance companies, tax-exempt organizations, U.S. expatriates, broker-dealers, and traders in securities; or

■	special tax rules that may apply to a non-U.S. holder that holds our common stock or pre-funded warrants as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment.

The following discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury Regulations and administrative and judicial interpretations, all as of the date of this prospectus supplement, and all of which are subject to change, retroactively or prospectively. The following summary assumes that a non-U.S. holder holds our common stock or pre-funded warrants as a capital asset within the meaning of section 1221 of the Code.

Each non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our common stock or pre-funded warrants.

Distributions on Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any amount paid in excess of such earnings and profits generally will be treated as a recovery of tax basis, to the extent thereof, and then gain from sale. Subject to the discussion below on backup withholding and foreign accounts, distributions treated as dividends and paid to non-U.S. holders of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business generally will be subject to U.S. withholding tax at a 30% rate, or if an income tax treaty applies, a lower rate specified by the treaty.

A non-U.S. holder that claims the benefit of an applicable income tax treaty generally will be required to provide an Internal Revenue Service Form W-8 BEN or W-8BEN-E, as applicable, and meet certain other requirements. However,

■	in the case of common stock held by a foreign partnership, the certification requirement will generally be applied to the partners of the partnership and the partnership will be required to provide certain information;

■	in the case of common stock held by a foreign trust, the certification requirement will generally be applied to the trust or the beneficial owners of the trust depending on whether the trust is a “foreign complex trust,” “foreign simple trust” or “foreign grantor trust” as defined in the U.S. Treasury Regulations; and

■	look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts. A non-U.S. holder that is a foreign partnership or a foreign trust is urged to consult its own tax advisor regarding its status under these U.S. Treasury Regulations and the certification requirements applicable to it.

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the U.S. Internal Revenue Service. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Subject to the discussion below on backup withholding and foreign accounts, dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, are subject to U.S. federal income tax, net of certain deductions, at the regular graduated rates and in the manner applicable to United States persons. In that case, we will not withhold U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements (including providing Internal Revenue Service Form W-8 ECI). In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on dividends received by a foreign corporation or transparent entity or vehicle ultimately owned by a corporation that are effectively connected with its conduct of a trade or business in the United States.

Disposition of Common Stock or Pre-Funded Warrants

Subject to the discussion below on backup withholding and foreign accounts, a non-U.S. holder of our common stock or pre-funded warrants generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock or pre-funded warrants unless:

■	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the gain will be taxed on a net income basis at the rates and in the manner applicable to United States persons, and if the non-U.S. holder is a foreign corporation, the branch profits tax described above may also apply;

■	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements; or

■	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock or pre-funded warrants will not be subject to U.S. federal income tax if our shares of common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually or constructively (including through ownership of pre-funded warrants), 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-U.S. holder’s holding period for such stock.

Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules.

Information Reporting and Backup Withholding Tax

Generally, we must report annually to any non-U.S. holder and the U.S. Internal Revenue Service the amount of any dividends paid to such holder, the holder’s name and address, and the amount, if any, of tax withheld. Copies of the information returns reporting those dividends and amounts withheld also may be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of any applicable income tax treaty or exchange of information agreement.

In addition to information reporting requirements, dividends paid to a non-U.S. holder may be subject to U.S. backup withholding tax. A non-U.S. holder generally will be exempt from this backup withholding tax; however, if such holder properly provides a Form W-8BEN or W-8BEN-E, as applicable, certifying that such holder is a non-United States person or otherwise establishes an exemption and we do not know or have reason to know that the holder is a United States person.

The gross proceeds from the disposition of our common stock or pre-funded warrants may be subject to information reporting and backup withholding. If a non-U.S. holder sells shares of our common stock or pre-funded warrants outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to such holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the non-U.S. holder sells shares of our common stock or pre-funded warrants through a non-U.S. office of a broker that:

■	is a United States person;

■	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

■	is a “controlled foreign corporation” for U.S. federal tax purposes; or

■	is a foreign partnership, if at any time during its tax year one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its files that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption.

If a non-U.S. holder receives payments of the proceeds of a sale of our common stock or pre-funded warrants to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless such holder properly provides a Form W-8BEN or W-8BEN-E, as applicable, certifying that such holder is not a United States person or otherwise establishes an exemption, and we do not know or have reason to know that such holder is a United States person.

Backup withholding is not an additional tax. A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s U.S. federal income tax liability by timely filing a properly completed claim for refund with the U.S. Internal Revenue Service.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding may be required in certain instances with respect to dividends in respect of our common stock and gross proceeds from the sale of our common stock or pre-funded warrants for non-U.S. holders that hold our common stock or pre-funded warrants through a “foreign financial institution” (as defined in such legislation) or a non-financial foreign entity. Subject to certain exceptions, a 30% withholding tax will be imposed on such payments after the relevant effective date if paid to a foreign financial institution or non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. To avoid such withholding, a foreign financial institution generally must enter into an agreement with the United States Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of any taxes withheld under this legislation. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

The withholding provisions described above will generally apply to payments of dividends made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock or pre-funded warrants on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

UNDERWRITING

We have entered into an underwriting agreement with Cowen and Company, LLC, as a representative of the underwriters listed in the table below, with respect to the common stock and pre-funded warrants being offered hereby. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our common stock and pre-funded warrants to purchase up to the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Cowen and Company, LLC	1,647,528	412,088
Wedbush Securities Inc.	748,877	187,312
Needham & Company, LLC	269,596	67,432
Maxim Group LLC	119,820	29,970
WBB Securities LLC	119,820	29,970
MLV & Co. LLC	89,865	22,478

Total	2,995,506	749,250

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock and pre-funded warrants sold under the underwriting agreement if any of these shares and pre-funded warrants are purchased, other than those shares of common stock covered by the overallotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of common stock and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The shares of common stock and pre-funded warrants will be issued separately. There is no market through which the pre-funded warrants may be sold and purchasers may not be able to resell the pre-funded warrants purchased under this prospectus supplement.

Overallotment option to purchase additional shares of common stock.    We have granted to the underwriters an option to purchase up to 449,325 additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of common stock offered hereby. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table below.

Underwriting discount.    The following table shows the public offering price, underwriting discount and proceeds, before expenses to us from the sale of common stock and pre-funded warrants. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	Per Share	Per Pre-Funded Warrant	Total
			Without Option	With Option
Public offering price	$20.03	$20.02	$74,999,970	$83,999,950
Underwriting discount	1.102	1.1011	4,126,047	4,621,203
Proceeds to us, before expenses	18.928	18.9189	70,873,923	79,378,747

We are offering pre-funded warrants to purchase shares of our common stock to certain investors whose purchase of shares of common stock in this offering may result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock following the consummation of this offering. Each pre-funded warrant will have an exercise price of $0.01. The purchase price for each such pre-funded warrant will equal the per share public offering price for the common stock sold in this offering, less the $0.01 per share exercise price of each pre-funded warrant.

We estimate that the total expenses of the offering (which includes approximately $7,000 that we have agreed to reimburse the underwriters for out-of-pocket expenses incurred in connection with this offering), excluding the underwriting discount, will be approximately $275,000 and are payable by us. Pursuant to Financial Industry Regulatory Authority, Inc., or FINRA, interpretations, total underwriter compensation may not exceed 8% of the gross proceeds of this offering.

The underwriters propose to offer the shares of common stock and the pre-funded warrants to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the shares of common stock and pre-funded warrants to securities dealers at the public offering price less a concession not in excess of $0.6612 per share of common stock and $0.6607 per pre-funded warrant. If all of the shares of common stock and pre-funded warrants are not sold at their respective public offering prices, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus supplement.

Discretionary accounts.    The underwriters do not intend to confirm sales of shares of common stock or pre-funded warrants to any accounts over which they have discretionary authority.

Stabilization.    In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

■	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

■

Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares of common stock the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock overallotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the overallotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing shares of common stock in the open market.

■	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares of common stock to close out the short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared with the price at which they may purchase shares of common stock through exercise of the overallotment option. If the underwriters sell more shares of common stock than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares of common stock in the open market that could adversely affect investors who purchase in the offering.

■	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making.    In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Lock-up agreements.    Pursuant to certain “lock-up” agreements, we and our executive officers and directors, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Cowen and Company, LLC, for a period of 90 days after the date of the pricing of the offering. Only to the extent that the rules of FINRA relating to such extensions (or any successor rules thereto) remain in effect, the 90-day restricted period will be automatically extended if (i) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, in either of which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the public announcement of the material news or the occurrence of the material event, as applicable, unless Cowen and Company, LLC waives, in writing, such extension. Notwithstanding the foregoing, the 90-day restricted period will not be extended if (i) our common stock is an “actively traded security” as defined in Regulation M under the Exchange Act, (ii) we satisfy the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by FINRA Rule 2711(f)(4), (iii) the provisions of FINRA Rule 2711(f)(4) do not restrict the publication or distribution, by the underwriters, of any research relating to us during the 15 days before or after the last day of the restricted period or (iv) Cowen and Company, LLC waives, in writing, such extension.

This lock-up provision applies to common stock and to securities convertible into or exercisable or exchangeable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions to the lock-up for executive officers and directors are for:

(a) the transfer of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (i) as a bona fide gift to any member of the immediate family of the executive officer or director or to a trust formed for the benefit of an immediate family member or (ii) by will or intestate succession, or (iii) as a bona fide gift to a charity, non-profit organization or educational institution;

(b) the exercise of options or warrants to purchase our common stock (including exercise on a “cashless” basis to the extent permitted by the instruments representing such options or warrants);

(c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; and

(d) a transfer or sale of any shares pursuant to an existing Rule 10b5-1 plan;

each of which is subject to certain conditions set forth in the lock-up agreements with the executive officers and directors. The exceptions to the lock-up for us are: (x) our sale of shares of common stock in this offering and (y) the issuance of restricted common stock or options to acquire common stock pursuant to our benefit plans, qualified equity incentive plans or other compensation plans.

Notice to Investors

United Kingdom.    Each of the underwriters has represented and agreed that:

■	it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act of 2000, as amended, or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA;

■	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with this offering to persons who have professional experience in matters relating to investments falling within Article 19(5) of FSMA Order 2005 or in circumstances in which section 21(1) of the FSMA does not apply to us; and

■	it has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland.    The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area.    In relation to each Member State of the European Economic Area (Iceland, Norway and Lichtenstein in addition to the member states of the European Union) that has implemented the Prospectus Directive, each referred to as a Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to as the Relevant Implementation Date, it has not made and will not make an offer of the securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State at any time:

■	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

■	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

■	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

■	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

■	in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (1) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representative of the underwriters has been given to the offer or resale; or (2) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of the provisions in the two immediately preceding paragraphs, the expression an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Israel.    In the State of Israel, the ordinary shares offered hereby may not be offered to any person or entity other than the following:

(a) a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b) a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c) an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d) a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e) a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f) a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g) an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h) a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i) an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j) an entity, other than an entity formed for the purpose of purchasing ordinary shares in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 50 million.

United Arab Emirates.    This document has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates, or UAE, Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai International Financial Services Authority, or DFSA, a regulatory authority of the Dubai International Financial Centre, or DIFC. The issue of shares of common stock does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, accordingly or otherwise.

The shares of common stock may not be offered to the public in the UAE and/or any of the free zones including, in particular, the DIFC. The shares of common stock may be offered, and this document may be issued, only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. Management and the underwriters represent and warrant the shares of common stock will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, in particular, the DIFC.

Electronic offer, sale and distribution of shares of common stock.    A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other relationships.    Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

Listing on The NASDAQ Global Market.    Our common stock is traded on The NASDAQ Global Market under the symbol “OMER.” The transfer agent for the shares of our common stock to be issued in this offering is Computershare Inc.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Marcia S. Kelbon, General Counsel of Omeros, and Mark A. Metcalf, Associate General Counsel of Omeros. As of December 31, 2014, Ms. Kelbon and Mr. Metcalf held 126,024 and no shares, respectively, of our common stock and options under our equity incentive plans to purchase up to 694,646 and 42,700 additional shares, respectively, of our common stock and were eligible to receive additional equity awards under such plans. Certain other legal matters in connection with this offering will be passed upon by Covington & Burling LLP, Washington, D.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Omeros Corporation appearing in our Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of internal control over financial reporting as of the respective dates given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.omeros.com under the “Investor—Financial Information—SEC Filings” caption to the SEC’s Edgar Database. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.omeros.com. We have not incorporated by reference into this prospectus supplement the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), each of which has the SEC File No. 001-34475:

■	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 13, 2014;

■	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 12, 2014, August 11, 2014 and November 10, 2014, respectively;

■	our Definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Shareholders, filed with the SEC on April 24, 2014; and

■	our Current Reports on Form 8-K filed with the SEC on March 7, 2014, March 18, 2014, April 3, 2014, May 22, 2014, May 29, 2014, June 2, 2014, September 29, 2014 and October 7, 2014 (excluding all information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01).

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or accompanying prospectus incorporates. You should direct written requests to: Omeros Corporation, Attn: Legal Department, 201 Elliott Avenue West, Seattle, Washington 98119, or you may call us at (206) 676-5000.

PROSPECTUS

By this prospectus, Omeros Corporation may from time to time offer and sell:

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Units

From time to time, we may offer and sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and specific terms of the offering, including the amount, price and terms of the applicable offered securities. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the prospectus supplement, including any information incorporated by reference in such prospectus supplement, and any free writing prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers or agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The NASDAQ Global Market under the symbol “OMER.” On January 15, 2015, the closing price of our common stock was $22.64 per share.

Investing in our securities involves significant risks. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 4 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 16, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or SEC, using an automatic shelf registration procedure. The company elected to file this Form S-3 shelf registration statement following its recently achieved eligibility as a “well-known seasoned issuer”, or WKSI, under SEC regulations regarding public float and other requirements. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under “Where You Can Find More Information.”

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Securities Exchange Act of 1934, or Exchange Act.

You should rely only on the information contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or any free writing prospectus that we have prepared which relates to a particular offering. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus that we have prepared is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus, any prospectus supplement and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms “Company,” “Omeros,” “we,” “us,” and “our” refer to Omeros Corporation, a Washington corporation, and its subsidiaries on a consolidated basis.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Exchange Act, which are subject to the safe harbor created by those sections for such statements. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical fact are forward-looking statements. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of us and our management that are subject to known and unknown risks, uncertainties and assumptions. Examples of forward-looking statements include, but are not limited to, statements regarding:

•	our anticipation that we will begin U.S. commercial sales of Omidria™ in early 2015;

•	our ability to receive regulatory approval for our Marketing Authorisation Application, or MAA, for OMS302, or Omidria, in the European Union, or EU;

•	our expectation of receiving an opinion on the MAA from the Committee for Medicinal Products for Human Use, or CHMP, of the European Medicines Agency, or EMA, in 2015;

•	our ability to partner in Europe and our anticipation that we will initiate marketing and sales of Omidria in the EU in 2015, assuming approval of our MAA for Omidria and partnering in Europe;

•	our plans for sales, marketing and distribution of Omidria in the U.S. and for partnering, sales, marketing and distribution in the EU and other international territories;

•	our expectation that additional sales representatives will be hired, trained and in the field by the end of January 2015;

•	our ability to successfully complete our Phase 2 clinical trials for OMS824 and OMS721;

•	our ability to recommence active enrollment in our Phase 2 clinical trial of OMS824 in Huntington’s disease or initiate further clinical studies in either our OMS824 Huntington’s or schizophrenia programs;

•	our ability to initiate post-marketing studies for Omidria and additional clinical trials for OMS103, should they be necessary;

•	whether there may be an opportunity to have OMS103 produced and commercialized by a registered outsourcing facility;

•	our expectations regarding the clinical, therapeutic and competitive benefits of Omidria and our product candidates;

•	our anticipated future sales from Omidria and our estimate regarding how long our existing cash, cash equivalents and short-term investments will be sufficient to fund our anticipated operating expenses, capital expenditures and interest and principal payments on our outstanding notes;

•	our ability to raise additional capital through the capital markets or through one or more corporate partnerships, equity offerings, debt financings, collaborations, licensing arrangements or asset sales;

•	our anticipation that we will rely on contract manufacturers to develop and manufacture our product candidates and to manufacture Omidria for commercial sale;

•	our ability to enter into acceptable arrangements with potential corporate partners;

•	whether pediatric studies may afford Omidria an additional six months of exclusivity;

•	our expectations about the commercial competition that Omidria and our product candidates may face;

•	our expected financial position, performance, growth, expenses, magnitude of net losses and availability of resources;

•	the extent of protection that our patents provide and that our pending patent applications will provide, if patents issue from such applications, for our technologies, programs, products and product candidates;

•	our estimates regarding our future net losses, revenues, research and development expenses and selling, general and administrative expenses.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

ABOUT OMEROS

We are a biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, coagulopathies and disorders of the central nervous system. Derived from our proprietary PharmacoSurgery® platform, Omidria™ (phenylephrine and ketorolac injection) 1%/0.3%, our first drug product, was approved by the U.S. Food and Drug Administration, or FDA, on May 30, 2014 for use during cataract surgery or intraocular lens replacement, or ILR, to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative ocular pain. Our PharmacoSurgery platform, designed to improve clinical outcomes of patients undergoing ophthalmological, arthroscopic, urological and other surgical procedures, is based on low-dose combinations of FDA-approved therapeutic agents delivered directly to the surgical site throughout the duration of the procedure to inhibit preemptively inflammation and other problems caused by surgical trauma and to provide clinical benefits both during and after surgery.

In our pipeline we have a series of development programs targeting pain, inflammation, coagulopathies and disorders of the central nervous system, including the following six clinical-stage programs:

•	our lead MASP-2 antibody OMS721, which is in a Phase 2 clinical program in patients with thrombotic microangiopathies;

•	our Phase 2 program evaluating our lead phosphodiesterase 10, or PDE10, inhibitor OMS824 for the treatment of Huntington’s disease, which is in a Phase 2 clinical trial that is currently suspended pending further evaluation of an observation from a nonclinical study in rats;

•	our Phase 2 program evaluating OMS824 for the treatment of schizophrenia, which is not in an active clinical trial;

•	our PharmacoSurgery product candidate OMS103 for reducing inflammatory pain following arthroscopic partial meniscectomy, which has completed one Phase 3 trial in patients undergoing this procedure;

•	our PPARg program, in which three Phase 2 clinical trials are being conducted by our collaborators to evaluate a PPARg agonist, alone or in combination with other agents, for their effects on smoking, as well as in the abuse liability of oxycodone or heroin; and

•	our PharmacoSurgery product candidate OMS201 for use during urological procedures, including uroendoscopic procedures, which completed a Phase 1/Phase 2 clinical trial in 2010 and is not currently in active clinical trials.

In addition, we have a diverse group of preclinical programs, which include our PDE7 program, in which we are developing proprietary compounds to treat addiction and compulsive disorders as well as movement disorders, and our Plasmin program, in which we are advancing novel antifibrinolytic agents for the control of blood loss during surgery or resulting from trauma as well as for other hyperfibrinolytic states (e.g., liver disease). We also have two additional platforms: one used to generate antibodies and the other capable of unlocking new G protein-coupled receptor, or GPCR, drug targets.

For Omidria and each of our product candidates and programs, we have retained all manufacturing, marketing and distribution rights.

We were incorporated in the State of Washington in 1994. Our principal executive offices are located at 201 Elliott Avenue West, Seattle, Washington 98119, and our telephone number is (206) 676-5000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.omeros.com under “Investor — Financial Information — SEC Filings.” These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.omeros.com. We have not incorporated by reference into this prospectus the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have previously filed with the SEC (File No. 001-34475) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 13, 2014;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014 filed with the SEC on May 12, 2014, August 11, 2014 and November 10, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 7, 2014, March 18, 2014, April 3, 2014, May 22, 2014, May 29, 2014, June 2, 2014, September 29, 2014 and October 7, 2014 (excluding all information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of our common stock contained in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 13, 2014.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the sales of the securities offered hereby but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

This prospectus, as supplemented, may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus, the accompanying prospectus supplement or any free writing prospectus that we have prepared that relates to a particular offering. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Omeros Corporation, Attn: Legal Department, 201 Elliott Avenue West, Seattle, Washington 98119, or you may call us at (206) 676-5000.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the risks described under the heading “Risk Factors” in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference therein.

RATIO OF EARNINGS TO FIXED CHARGES

To date, the amount of our fixed charges has exceeded our earnings. The following table sets forth our deficiency of earnings available to cover fixed charges for the nine months ended September 30, 2014, and for each year in the five-year period ended December 31, 2013.

	Nine Months Ended September 30,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
	(in thousands)
Deficiency of earnings available to cover fixed charges	$52,960	$39,796	$38,444	$28,546	$29,251	$21,089

The deficiency of earnings available to cover fixed charges has been computed on a consolidated basis. “Earnings” consist of loss from continuing operations before income taxes, plus fixed charges and amortization of capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts and capitalized expenses related to debt and an estimate of the interest component of rent expense.

As of the date of this prospectus, we have no shares of preferred stock outstanding and, consequently, our ratio of combined fixed charges and preference dividends to earnings is the same as our deficiency of earnings available to cover fixed charges as disclosed above.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes, including expenses related to the commercialization of Omidria, as well as for research and development expenses, such as funding clinical trials, pre-clinical studies and otherwise advancing potential drug candidates toward commercialization, including marketing and selling product candidates that receive regulatory approval. We may also use the net proceeds for working capital, the repayment of debt obligations, acquisitions or investments in businesses, products or technologies that are complementary to our own, and other capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of such proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing instruments.

DESCRIPTION OF COMMON STOCK

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, common stock, par value $0.01 per share, as set forth in the applicable prospectus supplement. The following summary of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, or Articles of Incorporation, Amended and Restated Bylaws, or Bylaws, and applicable provisions of the Washington Business Corporation Act, or WBCA. Therefore, you should carefully consider the actual provisions of our Articles of Incorporation and Bylaws as well as relevant portions of the WBCA.

Authorized and Outstanding Shares

Our authorized capital stock consists of (i) 150,000,000 shares of common stock, par value $0.01 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2014, 34,181,332 shares of common stock were outstanding and no shares of preferred stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable.

Dividend Rights

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor.

Voting Rights and Cumulative Voting

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Our Articles of Incorporation provide that shareholders are not entitled to cumulate votes in the election of directors.

Preemptive Rights; Redemption or Sinking Fund

Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Liquidation Rights

If we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Listing; Transfer Agent and Registrar

Our common stock is listed on The NASDAQ Global Market under the symbol “OMER.” The transfer agent and registrar for our common stock is Computershare Inc. Its address is P.O. Box 43006, Providence, Rhode Island 02940-3006 and its telephone number is 1-866-282-4938.

Warrants

As of December 31, 2014, we had warrants outstanding to purchase an aggregate of 551,435 shares of our common stock, as follows:

•	A warrant that we assumed in connection with our acquisition of nura, inc. on August 11, 2006 to purchase 11,539 shares of our common stock with an exercise price of $9.13 per share. This warrant will terminate upon the earlier of (a) April 26, 2015 and (b) certain acquisitions of us as described in the warrant.

•	Warrants issued on March 29, 2007 to purchase an aggregate of 139,897 shares of our common stock with an exercise price of $12.25 per share. Unless we extend the termination date of these warrants, they will terminate on the earlier of (a) a change of control as defined in the warrants and (b) March 29, 2015.

•	Three warrants issued on October 21, 2010, each to purchase up to 133,333 shares of our common stock, with exercise prices of $20.00, $30.00 and $40.00 per share, respectively. These warrants will terminate on October 21, 2015.

Anti-Takeover Effects of Washington Law and our Articles of Incorporation and Bylaws

Certain provisions of Washington law, our Articles of Incorporation and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Washington Anti-Takeover Statute

Washington law imposes restrictions on some transactions between a corporation and significant shareholders. Chapter 23B.19 of the WBCA generally prohibits a target corporation from engaging in specified “significant business transactions” with an “acquiring person.” This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us. An acquiring person is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. With limited exceptions, the target corporation may not engage in significant business transactions for a period of five years after the share acquisition by an acquiring person, unless (a) the significant business transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition or (b) the significant business transaction was both approved by the majority of the members of the target corporation’s board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control at or subsequent to the acquiring person’s share acquisition). Significant business transactions include, among other things:

•	a merger or share exchange with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	a termination of five percent or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares of the target corporation; or

•	a transaction in which the acquiring person is allowed to receive a disproportionate benefit as a shareholder.

After the five-year period, a significant business transaction may occur, as long as it complies with fair price provisions specified in Chapter 23B.19 or is approved at a meeting of shareholders by a majority of the votes entitled to be counted within each voting group entitled to vote separately on the transaction, not counting the votes of shares as to which the acquiring person has beneficial ownership or voting control. A corporation may not “opt out” of this statute.

Board Classification

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, with one class being elected each year by our shareholders. This system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for shareholders to replace a majority of the directors.

Directors May be Removed Only for Cause

Our directors may be removed only for cause by the affirmative vote of the holders of our voting stock at a meeting of shareholders called for such purpose.

Board Vacancies Filled Only by Directors Then in Office

Only our board of directors may determine the number of directors on our board and fix such number by resolution from time to time. Our Articles of Incorporation provide that vacancies and newly created seats on our board of directors may only be filled by the majority vote of the remaining members of our board of directors. The inability of our shareholders to determine the number of directors or to fill vacancies or newly created seats on our board of directors makes it more difficult to change the composition of our board of directors, but these provisions may promote a continuity of existing management.

No Cumulative Voting

Our Articles of Incorporation provide that shareholders are not entitled to cumulate votes in the election of directors.

Limits on Ability of Shareholders to Act by Written Consent or Call a Special Meeting

Washington law limits the ability of shareholders of public companies from acting by written consent by requiring unanimous written consent for a shareholder action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may lengthen the amount of time required to take shareholder actions. As a result, a holder controlling a majority of our capital stock who is unable to obtain unanimous written consent from all of our shareholders would not be able to amend our Bylaws or remove directors without holding a shareholders meeting.

In addition, our Articles of Incorporation provide that, unless otherwise required by law, special meetings of the shareholders may be called only by the chairman of the board, the chief executive officer, the president, or the board of directors acting pursuant to a resolution adopted by a majority of the board members. A shareholder may not call a special meeting, which may delay the ability of our shareholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The Bylaws do not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the shareholders. However, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment of Bylaws

Our Articles of Incorporation and Bylaws provide that shareholders can amend or repeal our Bylaws only upon the affirmative vote of the holders of our voting stock.

Undesignated Preferred Stock

As discussed below, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

DESCRIPTION OF PREFERRED STOCK

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock, par value $0.01 per share, as set forth in the applicable prospectus supplement. The following summary does not purport to be complete and subject to, and is qualified in its entirety by reference to, our Articles of Incorporation, Bylaws and applicable provisions of the WBCA. Therefore, you should carefully consider the actual provisions of our Articles of Incorporation and Bylaws as well as relevant portions of the WBCA.

General

Under the terms of our Articles of Incorporation, our board of directors is authorized, from time to time and without further shareholder action, to issue of up to 20,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions applicable to the preferred stock. As of the date of this prospectus, no shares of preferred stock were outstanding and our board of directors has made no provision for the issuance of any series of preferred stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the Articles of Amendment to the Articles of Incorporation relating to that series and will be described in the applicable prospectus supplement. Our board of directors has the discretion to fix the number of shares of any such series and the designation thereof, and to fix and amend the powers, preferences and rights, and the limitations or restrictions granted to or imposed upon any wholly unissued series of preferred stock, including the voting rights, dividend rights, dividend rate, conversion rights, rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences of any such series. Our board of directors has authority to decrease the number of shares of any series of preferred stock that is outstanding, but not below the number of shares of any such series then outstanding. In addition, any such reduction is subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Articles of Incorporation or the board resolution originally fixing the number of shares of such series.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights, preferences and privileges attached to that series of preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

The applicable prospectus supplement will specify the terms of the series of preferred stock being offered, including the following:

•	the number of shares of preferred stock being offered;

•	the designation of the series of preferred stock;

•	the per share purchase price of the preferred stock;

•	the dividend rate or method of determining the dividend rate, if any, including whether the dividend rate is fixed or variable;

•	the date or dates on which dividends will accrue and the dividend payment dates;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will accrue;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of preferred stock for any other class or classes of our securities, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights of the preferred stock;

•	any exchange on which the preferred stock will be listed;

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

•	the material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the company, rank (i) senior to our common stock and to any series of preferred stock which specifically provides that it will rank junior to the preferred stock being offered, (ii) junior to any series of preferred stock which specifically provides that it will rank senior to the preferred stock being offered and (iii) on parity with any other series of preferred stock.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

Dividend Rights

Holders of preferred stock will have the dividend rights set forth in the applicable prospectus supplement. Dividends on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. Any restriction on the repurchase or redemption of shares of preferred stock while dividends on such shares are in arrears shall be set forth in the applicable prospectus supplement.

Transfer Agent and Registrar

We will appoint a transfer agent and registrar for the preferred stock that will be set forth in the applicable prospectus supplement.

Certain Anti-Takeover Matters

Refer to “Description of Common Stock — Anti-Takeover Effects of Washington Law and our Articles of Incorporation and Bylaws” for a discussion of provisions of the WBCA and our Articles of Incorporation and Bylaws that may have the effect of delaying, deferring or preventing a change of control.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. Therefore, you should carefully consider the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words “Omeros Corporation,” “we,” “us” or “our” refer only to Omeros Corporation and not to our subsidiary, unless we otherwise expressly state or the context otherwise requires.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the offering price;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the maturity date or dates;

•	the interest rate or rates, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place or places where payments of principal and interest may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities”;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Conversion or Exchange

If any debt securities being offered are convertible into or exchangeable for common stock or other securities of the company, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include whether conversion or exchange is mandatory, at the option of the holder or at our option, and the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:

•	the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•	the successor entity assumes our obligations on the debt securities and under the applicable indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;

(2)	we fail to pay principal of or any premium on any debt security of that series when due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities, including provisions relating to the release or substitution of collateral;

•	providing for guaranties of, or additional obligors on, the securities;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•	We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•	We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

•	any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Shareholders

No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, of all senior debt, including any senior debt securities, in cash or other payment satisfactory to the holders of senior debt.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•	a nonpayment default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist; and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless at least 365 days have elapsed from the initial effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

¡	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

¡	as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•	all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:

•	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries.

“Subsidiary” means an entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of preferred stock, in which case we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and preferred stock, as well as the form of the deposit agreement, our Articles of Incorporation and the Articles of Amendment relating to the applicable series of preferred stock that are, or will be, filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any combination thereof. Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement, the terms of which will be described in the applicable prospectus supplement. The following summary of the terms of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants as well as the form of warrant agreement and the terms of the applicable underlying securities. Therefore, you should carefully consider the actual provisions of these documents.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date(s) on which the right to exercise the warrants will commence and the date(s) on which the right will expire;

•	United States federal income tax consequences applicable to the warrants;

•	provision for changes to or adjustments in the exercise price;

•	the terms of any anti-dilution or other adjustment provisions;

•	the terms of any mandatory or optional call provisions;

•	if applicable, the date on and after which the warrants and the common stock, preferred stock or debt securities underlying the warrants will be separately transferable;

•	information with respect to book entry procedures;

•	the identity of the warrant agent; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Omeros Corporation.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any offering of subscription rights will include specific terms relating to the offering, including:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be offered to each shareholder;

•	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the dates on which the right to exercise the subscription rights shall commence and expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement that we may enter into in connection with the offering of subscription rights.

The preceding summary of the terms of the subscription rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the subscription rights being offered, as well as any applicable subscription rights certificate and the terms of the securities to which the subscription rights relate. Therefore, you should carefully consider the actual provisions of the subscription right, and subscription agreement and the applicable securities.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The preceding summary of the terms of the units does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the units being offered, as well as any applicable unit agreement and the terms of the applicable classes of securities comprising the unit. Therefore, you should carefully consider the actual provisions of the unit, any unit agreement and the applicable securities.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market price; or

•	negotiated prices.

Each time that we sell securities pursuant to this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any underwriting discounts, concessions, commissions or agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any delayed delivery arrangements; and

•	estimated offering expenses.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the underwriters and the terms of the transaction, including any underwriting discounts or commissions.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction, including any discounts or commissions received.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, all preferred stock, debt securities, depositary shares, warrants, subscription rights and units will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on The NASDAQ Global Market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system, which we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive customary compensation.

LEGAL MATTERS

The validity of any offered securities will be passed upon by Mark A. Metcalf, our Associate General Counsel, Corporate Finance and Governance and Assistant Secretary, and Covington & Burling LLP, Washington, D.C., and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement. As of December 31, 2014, Mr. Metcalf held options under our 2008 Equity Incentive Plan to purchase up to 42,700 shares of our common stock, and he was eligible to receive additional equity awards under such plan.

Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Omeros Corporation appearing in Omeros Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Omeros Corporation’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of internal control over financial reporting as of the respective dates given on the authority of such firm as experts in accounting and auditing.

2,995,506 Shares of Common Stock

Pre-Funded Warrants to Purchase 749,250 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

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Co-Lead Manager

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Co-Managers

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Maxim Group LLC

WBB Securities LLC

MLV & Co.

January 28, 2015